                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 29, 1997 relating to the consolidated statements of operations, shareholders' equity and cash flows and financial statement schedule of Micron Custom Manufacturing Services, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Boise, Idaho
September 25, 2000